Exhibit 99.1


     The South Financial Group Third Quarter 2004 Net Income Rises 30% to
                                 $31 Million

    GREENVILLE, S.C., Oct. 19 /PRNewswire-FirstCall/ -- The South Financial Group, Inc. (Nasdaq: TSFG) today reported third quarter 2004 net income, including merger-related costs, of $31.0 million or $.44 per diluted share, compared to $23.9 million or $.50 per diluted share in the third quarter of 2003. Net income for the first nine months of 2004 totaled $93.3 million or $1.46 per diluted share, compared to $66.6 million or $1.39 per diluted share for the same period of 2003.
    (Logo:  http://www.newscom.com/cgi-bin/prnh/20000424/TSFGLOGO )
    Third quarter 2004 operating earnings, which excludes merger-related costs and other non-operating items, totaled $34.9 million or $.50 per diluted share, compared to $21.9 million or $0.46 per diluted share for third quarter 2003. Operating earnings for the first nine months of 2004 totaled $92.5 million or $1.44 per diluted share, compared to $61.5 million or $1.28 per diluted share in 2003.
    "I am very proud of our third quarter performance," said Mack I. Whittle, Jr., President and Chief Executive Officer of The South Financial Group. "The momentum of our operating earnings continues to improve, led by the combination of continued strong loan growth, a higher and improving net interest margin and excellent operating efficiency. We are on track to finish another solid year."
    "In addition to our strong operating performance, we accomplished two significant objectives this quarter," added Whittle. "First, we significantly reduced the Company's reliance on investment security revenue, improving the Company's earning asset mix, through continued high levels of organic loan growth and the positive impact of our recent acquisitions. Securities to total assets declined to 31.6% from 38.1% in the third quarter of last year."
    "Second, we further strengthened our franchise value by expanding our Florida presence with the acquisitions of CNB Florida Bancshares, Inc. and Florida Banks, Inc.," added Whittle. "With the addition of these two organizations, we have $3.1 billion of deposits in Florida which now comprise 40% of total deposits. It is important to note, with the hard work of our merger-integration team, the identified synergies were quickly addressed allowing our operating efficiency ratio to remain essentially flat with the prior quarter."

    Revenue Spurred by Strong Loan Growth
    Third quarter 2004 total revenue increased 37% to $123.8 million, compared with third quarter 2003 revenue of $90.2 million. This increase in revenue was primarily attributable to strong organic loan growth, an increasing net interest margin, and the positive impact of mergers in the fourth quarter of 2003 and the third quarter of 2004.
    Net interest income rose from $62.4 million in the third quarter 2003 to $99.8 million in the third quarter 2004, an increase of 60%. Organic loans grew 16%, on a sequential quarter annualized basis, during the third quarter of 2004, and exceeds the 14% annualized sequential quarter growth rate for the third quarter of 2003. For the first nine months of 2004, organic loan growth was 19% on an annualized basis. Commercial loans represented more than 80% of the organic loan growth during the quarter, of which 75% were variable rate loans.
    Noninterest income was $24.1 million for third quarter 2004, down 13% from $27.7 million for third quarter 2003. Excluding gains on sales of securities and asset sales, third quarter 2004 noninterest income increased to $23.8 million, up 9% from $21.8 million a year earlier.
    Customer fee income, which includes service charges on deposit accounts, customer service fee income and debit card income, showed strong growth. Together these fees totaled $11.7 million during third quarter 2004, compared with $8.8 million for third quarter 2003, an increase of 33%. Mortgage banking income lagged behind prior year levels as the rate of refinancing activity slowed from a year ago.

    Net Interest Margin Expansion and Improvement in Earning Asset Mix Favorable balance sheet trends continued in the third quarter as the earning asset mix continued to become less reliant on investment securities, earning asset yields improved at a faster rate than interest bearing liabilities, and noninterest bearing deposits increased.
    The tax-equivalent net interest margin for the third quarter 2004 rose 13 basis points to 3.36%, an increase from 3.23% in the second quarter 2004 and 3.01% in the third quarter of 2003. As loans continued to grow at a faster rate than investment securities, the Company reduced the securities portfolio in relation to total assets to 31.6% for third quarter 2004 from 38.1% for the same period last year. During the third quarter of 2004, the earning asset yield rose 22 basis points compared with 11 basis points for the Company's interest bearing liability cost.
    As rates rise, the importance of noninterest bearing deposits increases, benefiting the net interest margin spread. The Company continues to emphasize growth in this product and its money market accounts, while electing to reduce its dependency on higher cost certificates of deposit. During the third quarter of 2004, noninterest bearing balances, excluding acquired deposits, grew 3% on an annualized sequential quarter basis during the third quarter of 2004, and increased 15% annualized year-to-date. On a combined basis, savings and money market accounts, excluding acquired deposits, experienced 23% growth on an annualized sequential quarter basis during the third quarter of 2004, and 17% annualized year-to-date.

    Credit Quality Ratios Remain Solid
    Nonperforming assets as a percentage of loans held for investment and foreclosed property improved every quarter over the last year. At September 30, 2004 the nonperforming asset ratio was 0.83%, and compared favorably with 0.92% at June 30, 2004 and 1.33% at September 30, 2003. The Company also experienced improvement in delinquency rates and watch loan levels.
    The allowance for loan losses was 1.21% of loans, consistent with the second quarter of 2004. The coverage ratio of allowance for loan losses to nonperforming loans increased to 1.67 times at September 30, 2004 from 1.14 times at September 30, 2003. Net loans charged-off as a percentage of average loans held for investment were 0.51% for the third quarter 2004, an increase from 0.36% for the second quarter 2004 and a decline from 0.57% for the third quarter 2003. The Company expects fourth quarter levels to remain at a similar level but is working toward a goal of 0.35%.

    Florida Acquisitions Enhance Franchise Value
    On July 16, 2004 TSFG completed its acquisitions of CNB Florida Bancshares, Inc. and Florida Banks, Inc., and successfully completed the systems integration. Enhancing its presence in many of the strongest and fastest-growing markets in Florida, TSFG now ranks among the top ten banks in Tampa Bay, Orlando and Jacksonville. The South Financial Group's Florida banking subsidiary, Mercantile Bank, now has 53 branches, ranks #9 in deposit market share in the Florida markets in which the Company operates, and holds the #18 deposit market share position in the entire state of Florida.

    General Information
    The South Financial Group is a financial services company headquartered in Greenville, South Carolina with approximately $13.7 billion in total assets. TSFG operates two subsidiary banks, Carolina First Bank and Mercantile Bank, which conduct operations through 153 branch offices in Florida, North Carolina, and South Carolina. Carolina First Bank, the largest South Carolina-based commercial bank, operates in North Carolina, South Carolina and on the Internet under the brand name, Bank CaroLine. Mercantile Bank operates in Florida, principally in the Jacksonville, Orlando, Tampa Bay and Gainesville markets. CIO magazine recognized The South Financial Group among its "Agile 100" companies in information technology for 2004. The South Financial Group's common stock trades on the Nasdaq National Market under the symbol TSFG. Press releases along with additional information may also be found at The South Financial Group's website: http://www.thesouthgroup.com.

    Conference Call/Webcast Information
    The South Financial Group will host a conference call today at 10:00 a.m.
(ET) to discuss the third quarter 2004 results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. TSFG will also provide supplemental financial information in the Investor Relations section of its website under the financial information button. To participate in the conference call or webcast, please follow the instructions listed below.
    Conference Call: Please call 1-888-405-5393 or 1-484-630-4135 using the access code "The South." A 7-day rebroadcast of the call will be available via 1-866-453-1998 or 1-203-369-1224.
    Webcast: To gain access to the webcast, which will be "listen-only," please go to http://www.thesouthgroup.com under the Investor Relations tab and click on the link "Webcast/The South Financial Group 3rd Quarter Earnings Conference Call." For those unable to participate during the live webcast, it will be archived on The South Financial Group website until November 2, 2004.

    Explanation of TSFG's Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements
    This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). The attached financial highlights provide reconciliations between GAAP net income and net income excluding merger-related costs and other non-operating items (such as gain or losses on asset sales, loss on early extinguishment of debt, and non-operating expenses). In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a "cash basis." The economic substance of non-operating and "cash basis" items is clearly defined.
    TSFG's management uses these non-GAAP measures in its analysis of TSFG's performance and believes presentations of financial measures excluding merger-related costs and these non-operating items provide useful supplemental information, a clearer understanding of TSFG's financial performance, and better reflect TSFG's core operating activities. Management uses operating earnings in the calculation of certain of TSFG's ratios, in particular, to analyze on a consistent basis and over a longer period of time the performance of which it considers to be its core operating activities. TSFG believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of others in the financial services industry.
    The limitations associated with utilizing operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP information and operating measures. These disclosures should not be considered an alternative to GAAP.
    Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. These statements, as well as other statements that may be made by management in the conference call, include, but are not limited to, factors which may affect earnings, return goals, expected financial results for mergers, estimates of merger synergies and merger-related charges, mortgage banking activities and credit quality assessment. However, such performance involves risks and uncertainties, such as market deterioration, that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG's actual results, see TSFG's Annual Report on Form 10-K for the year ended December 31, 2003. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.


               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
             (dollars in thousands, except share data) (unaudited)

                                 Three Months Ended
                                 9/30/04           9/30/03        % Change
                                    Diluted           Diluted        Diluted
                                      EPS               EPS            EPS
    RECONCILIATION OF
     GAAP TO NON-GAAP
     MEASURES
    NET INCOME, AS
     REPORTED (GAAP)         $31,015 $0.44     $23,893 $0.50   29.8 % (12.0) %
    Merger-related costs       5,487               345
    Related income taxes      (1,646)             (104)
     Net income,
      excluding merger-
      related costs           34,856  0.50      24,134  0.50   44.4      -
    Other non-operating
     items:
     Gain on sale of
      available for sale
      securities                (678)           (4,498)
     Loss (gain) on
      equity investments         367            (1,455)
     Employment contract
      payments                   174                 -
     Loss on early
      extinguishment of
      debt                         -             2,699
     Related income
      taxes                       41               976
     Discontinued
      operations, net of
      income tax                 165                 -
    OPERATING EARNINGS
     (net income,
     excluding merger-related
     costs and other
     non-operating items)    $34,925 $0.50     $21,856 $0.46   59.8     8.7

    Net income,
     excluding merger-
     related costs           $34,856           $24,134
     Add: Amortization
      of intangibles,
      net of tax               1,287               511
    CASH BASIS EARNINGS      $36,143 $0.51     $24,645 $0.51   46.7      -

    Average common
     shares outstanding,
     diluted              70,342,922        47,992,601         46.6

    SELECTED BALANCE
     SHEET (Averages)
    Total assets         $13,162,855        $9,089,407         44.8
    Intangible assets       (551,625)         (244,531)       125.6
     Tangible assets      12,611,230         8,844,876         42.6

    Shareholders' equity   1,292,159           648,658         99.2
    Intangible assets       (551,625)         (244,531)       125.6
     Tangible equity         740,534           404,127         83.2

    PERFORMANCE RATIOS
     (Annualized)
    RETURN ON AVERAGE
     ASSETS:
    Using GAAP earnings         0.94 %            1.05 %
    Using operating
     earnings                   1.06              0.96
    Using cash basis
     earnings on average
     tangible assets            1.14              1.11

    RETURN ON AVERAGE
     EQUITY:
    Using GAAP earnings         9.55             14.73
    Using operating
     earnings                  10.75             13.48
    Using cash basis
     earnings on average
     tangible equity           19.42             24.39

    NONINTEREST INCOME
     AS A % OF TOTAL
     REVENUE (A):
    Using GAAP earnings        19.45             30.76
    Excluding other non-
     operating items           19.24             25.86

    EFFICIENCY RATIOS
     (B):
    Using GAAP earnings        56.41             56.06
    Excluding other non-
     operating items           51.97             56.41
    Excluding merger-
     related costs and
     other non-operating
     items, cash basis         50.48             55.54

    (A) Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
    (B) Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.

    Supplemental financial information, including results for the last five quarters, may be found in the Investor Relations section of TSFG's web site: http://www.thesouthgroup.com.


               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
            (dollars in thousands, except share data) (unaudited)

                                   Nine Months Ended
                                 9/30/04           9/30/03       % Change
                                     Diluted           Diluted       Diluted
                                       EPS               EPS           EPS

    RECONCILIATION OF
     GAAP TO NON-GAAP
     MEASURES
    NET INCOME, AS
     REPORTED (GAAP)          $93,295 $1.46     $66,637 $1.39  40.0  %  5.0  %
    Merger-related costs        6,239             2,224
    Related income taxes       (1,891)             (705)
     Net income,
      excluding merger-
      related costs            97,643  1.53      68,156  1.42  43.3     7.7
    Other non-operating
     items:
     Gain on sale of
      available for sale
      securities               (6,499)           (8,681)
     Gain on equity
      investments              (3,456)           (3,330)
     Gain on disposition
      of assets and
      liabilities              (2,350)             (601)
     Employment contract
      payments                    115                 -
     Impairment
      (recovery) loss
      from write-down of
      assets                     (277)              268
     Conservation grant
      of land                   3,350                 -
     Loss on early
      extinguishment of
      debt                      1,429             2,699
     Related income taxes       2,383             3,021
     Discontinued
      operations, net of
      income tax                  165                 -
    OPERATING EARNINGS
     (net income,
     excluding merger-related
     costs and other
     non-operating items)     $92,503 $1.44     $61,532 $1.28  50.3    12.5

    Net income, excluding
     merger-related costs     $97,643           $68,156
     Add: Amortization of
      intangibles, net of
      tax                       2,918             1,482
    CASH BASIS EARNINGS      $100,561 $1.57     $69,638 $1.45  44.4     8.3

    Average common shares
     outstanding, diluted  64,019,889        48,002,656        33.4

    SELECTED BALANCE
     SHEET (Averages)
    Total assets          $11,698,898        $8,784,831        33.2
    Intangible assets        (418,889)         (243,691)       71.9
     Tangible assets       11,280,009         8,541,140        32.1

    Shareholders' equity    1,097,597           650,375        68.8
    Intangible assets        (418,889)         (243,691)       71.9
     Tangible equity          678,708           406,684        66.9

    PERFORMANCE RATIOS
     (Annualized)
    RETURN ON AVERAGE
     ASSETS:
    Using GAAP earnings          1.07 %            1.01 %
    Using operating
     earnings                    1.06              0.93
    Using cash basis
     earnings on average
     tangible assets             1.19              1.09

    RETURN ON AVERAGE
     EQUITY:
    Using GAAP earnings         11.35             13.66
    Using operating
     earnings                   11.26             12.61
    Using cash basis
     earnings on average
     tangible equity            19.79             22.83

    NONINTEREST INCOME AS
     A % OF TOTAL REVENUE
     (A):
    Using GAAP earnings         23.24             26.95
    Excluding other non-
     operating items            20.37             23.31

    EFFICIENCY RATIOS
     (B):
    Using GAAP earnings         53.17             56.29
    Excluding other non-
     operating items            51.86             57.04
    Excluding merger-
     related costs and
     other non-operating
     items, cash basis          50.58             56.19

    (A) Calculated as noninterest income, divided by the sum of net interest income and noninterest income.
    (B) Calculated as noninterest expenses, divided by the sum of net interest income and noninterest income.


                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                             Three Months Ended       %
                                            9/30/04      9/30/03    Change

    INCOME STATEMENT
    Interest income (tax-equivalent)         $148,371      $98,063    51.3 %
    Interest expense                           47,460       34,996    35.6
     Net interest income (tax-equivalent)     100,911       63,067    60.0
    Less: Tax-equivalent adjustment             1,153          647    78.2
     Net interest income                       99,758       62,420    59.8
    Provision for loan losses                   9,440        5,591    68.8
     Net interest income after provision
      for loan losses                          90,318       56,829    58.9

    NONINTEREST INCOME:
    Customer fee income                        11,736        8,836    32.8
    Brokerage and trust income                  2,064        1,946     6.1
    Mortgage banking income, excluding
     recovery                                   1,498        3,404   (56.0)
    Recovery on mortgage servicing rights
     impairment                                    16          400   (96.0)
    Other                                       8,458        7,191    17.6
     Noninterest income, excluding non-
      operating gains on asset sales           23,772       21,777     9.2
    Gain on sale of available for sale
     securities                                   678        4,498     n/m
    (Loss) gain on equity investments            (367)       1,455     n/m
     Gains on non-operating asset sales,
      net                                         311        5,953     n/m
     Total noninterest income                  24,083       27,730   (13.2)

    NONINTEREST EXPENSES:
    Personnel expense                          31,984       23,681    35.1
    Occupancy                                   5,841        4,699    24.3
    Furniture and equipment                     5,670        4,466    27.0
    Amortization of intangibles                 1,839          730   151.9
    Other                                      18,863       13,921    35.5
     Noninterest expenses, excluding non-
      operating items                          64,197       47,497    35.2
    Employment contract payments                  174            -     n/m
    Merger-related costs                        5,487          345     n/m
    Loss on early extinguishment of debt            -        2,699     n/m
     Non-operating noninterest expenses         5,661        3,044     n/m
     Total noninterest expenses                69,858       50,541    38.2
    Income before income taxes and
     discontinued operations                   44,543       34,018    30.9
    Income tax expense                         13,363       10,125    32.0
    Discontinued operations, net of
     income tax                                  (165)           -     n/m
     Net income                               $31,015      $23,893    29.8 %

    SHARE DATA:
    Net income per common share, basic          $0.45        $0.51   (11.8)%
    Net income per common share, diluted         0.44         0.50   (12.0)
    Cash dividends declared per common
     share                                       0.15         0.14     7.1
    Average common shares outstanding,
     basic                                 68,635,847   46,955,200    46.2
    Average common shares outstanding,
     diluted                               70,342,922   47,992,601    46.6


                THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
              (dollars in thousands, except share data) (unaudited)

                                             Nine Months Ended       %
                                            9/30/04     9/30/03    Change

    INCOME STATEMENT
    Interest income (tax-equivalent)         $385,319    $298,865    28.9 %
    Interest expense                          120,030     102,903    16.6
     Net interest income (tax-equivalent)     265,289     195,962    35.4
    Less: Tax-equivalent adjustment             3,126       1,899    64.6
     Net interest income                      262,163     194,063    35.1
    Provision for loan losses                  24,158      16,291    48.3
     Net interest income after provision
      for loan losses                         238,005     177,772    33.9

    NONINTEREST INCOME:
    Customer fee income                        31,828      25,540    24.6
    Brokerage and trust income                  6,529       6,579    (0.8)
    Mortgage banking income, excluding
     impairment                                 4,557       8,633   (47.2)
    Impairment recovery (loss) on mortgage
     servicing rights                             137         (96) (242.7)
    Other                                      24,010      18,323    31.0
     Noninterest income, excluding non-
      operating gains on asset sales           67,061      58,979    13.7
    Gain on sale of available for sale
     securities                                 6,499       8,681     n/m
    Gain on equity investments                  3,456       3,330     n/m
    Gain on disposition of assets and
     liabilities                                2,350         601     n/m
     Gains on non-operating asset sales,
      net                                      12,305      12,612     n/m
     Total noninterest income                  79,366      71,591    10.9

    NONINTEREST EXPENSES:
    Personnel expense                          84,768      74,013    14.5
    Occupancy                                  16,098      13,981    15.1
    Furniture and equipment                    15,175      13,271    14.3
    Amortization of intangibles                 4,229       2,159    95.9
    Other                                      50,469      40,911    23.4
     Noninterest expenses, excluding non-
      operating items                         170,739     144,335    18.3
    Employment contract payments                  115           -     n/m
    Merger-related costs                        6,239       2,224     n/m
    Impairment (recovery) loss from write-
     down of assets                              (277)        268     n/m
    Conservation grant of land                  3,350           -     n/m
    Loss on early extinguishment of debt        1,429       2,699     n/m
     Non-operating noninterest expenses        10,856       5,191     n/m
     Total noninterest expenses               181,595     149,526    21.4
    Income before income taxes, minority
     interest, and discontinued operations    135,776      99,837    36.0
    Income tax expense                         42,316      31,188    35.7
    Minority interest in consolidated
     subsidiary, net of income tax                  -      (2,012) (100.0)
    Discontinued operations, net of income
     tax                                         (165)          -     n/m
     Net income                               $93,295     $66,637    40.0 %

    SHARE DATA:
    Net income per common share, basic          $1.49       $1.42     4.9 %
    Net income per common share, diluted         1.46        1.39     5.0
    Cash dividends declared per common
     share                                       0.45        0.42     7.1
    Average common shares outstanding,
     basic                                 62,470,768  46,968,749    33.0
    Average common shares outstanding,
     diluted                               64,019,889  48,002,656    33.4


               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
            (dollars in thousands, except share data) (unaudited)

                                                                    % Change
                                                                   3rd Quarter
                            9/30/04       12/31/03       9/30/03    2004/2003

    BALANCE SHEET (Period
     End)
    Cash and due from
     banks                   $210,125       $184,057      $186,069     12.9 %
    Interest-bearing bank
     balances                     850          2,048         7,958    (89.3)
    Federal funds sold              -            137             -      n/m
    Securities              4,308,485      4,007,571     3,510,665     22.7
    Loans held for sale        21,933         29,619        45,817    (52.1)
    Loans held for
     investment             7,984,824      5,732,205     4,857,154     64.4
    Allowance for loan
     losses                   (96,318)       (73,287)      (63,000)    52.9
     Net loans              7,910,439      5,688,537     4,839,971     63.4
    Premises and
     equipment, net           163,428        142,705       132,137     23.7
    Intangible assets         610,347        353,079       245,791    148.3
    Other assets              447,775        341,267       293,771     52.4
     Total assets         $13,651,449    $10,719,401    $9,216,362     48.1 %

    Noninterest-bearing
     deposits              $1,222,467       $882,129      $811,919     50.6 %
    Interest-bearing
     deposits               6,589,002      5,146,520     4,454,096     47.9
     Total deposits         7,811,469      6,028,649     5,266,015     48.3
    Federal funds
     purchased and
     repurchase
     agreements             2,999,794      2,329,666     2,013,441     49.0
    Debt and other
     borrowed funds         1,340,364      1,264,158     1,172,657     14.3
    Other liabilities         117,148        117,059       107,583      8.9
     Total liabilities     12,268,775      9,739,532     8,559,696     43.3
    Shareholders' equity    1,382,674        979,869       656,666    110.6
     Total liabilities
      and shareholders'
      equity              $13,651,449    $10,719,401    $9,216,362     48.1

    BALANCE SHEET
     (Averages - Three
     Months Ended)
    Total assets          $13,162,855    $10,673,057    $9,089,407     44.8 %
    Loans                   7,617,721      5,685,409     4,787,522     59.1
    Securities (excludes
     unrealized gains
     (losses) on AFS)       4,313,121      4,033,841     3,491,068     23.5
    Total earning assets   11,949,727      9,728,449     8,318,166     43.7
    Intangible assets         551,625        337,820       244,531    125.6
    Interest-bearing
     liabilities           10,601,586      8,838,544     7,569,746     40.1
    Total deposits          7,671,886      6,017,132     5,132,531     49.5
    Shareholders' equity    1,292,159        883,514       648,658     99.2

    BALANCE SHEET
     (Averages - Year to
     Date)
    Total assets          $11,698,898     $9,260,767    $8,784,831     33.2 %
    Loans                   6,543,119      4,915,437     4,655,959     40.5
    Securities (excludes
     unrealized gains
     (losses) on AFS)       4,096,363      3,471,324     3,281,757     24.8
    Total earning assets   10,649,406      8,425,590     7,986,530     33.3
    Intangible assets         418,889        267,416       243,691     71.9
    Interest-bearing
     liabilities            9,513,983      7,638,862     7,234,573     31.5
    Total deposits          6,598,296      5,147,627     4,854,607     35.9
    Shareholders' equity    1,097,597        709,139       650,375     68.8

    NET INTEREST MARGIN
    Three months ended           3.36 %         3.23 %        3.01 %
    Year to date                 3.33           3.27          3.28

    OPERATIONS DATA
    Branch offices                153            134           115     33.0 %
    ATMs                          141            122           106     33.0
    Employees (full-time
     equivalent)                2,324          1,918         1,726     34.6
    Internet banking
     customers                155,248         90,132        68,256    127.4


               THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
                             FINANCIAL HIGHLIGHTS
            (dollars in thousands, except share data) (unaudited)

                                                                    % Change
                                                                   3rd Quarter
                             9/30/04       12/31/03      9/30/03    2004/2003

    CREDIT QUALITY
    Nonaccrual loans -
     commercial                $51,881       $47,137       $52,341     (0.9)%
    Nonaccrual loans -
     consumer                    2,239         2,686         2,876    (22.1)
    Nonaccrual loans -
     mortgage (A)                3,594             -             -      n/m
    Restructured loans               -             -             -       -
     Nonperforming loans        57,714        49,823        55,217      4.5
    Foreclosed property
     (other real estate
     owned and personal
     property repossessions)
     (B)                         8,859        10,951         9,695     (8.6)
      Nonperforming assets      66,573        60,774        64,912      2.6
    Nonperforming loans as
     a % of loans held for
     investment                   0.72 %        0.87 %        1.14 %
    Nonperforming assets as
     a % of loans held for
     investment and foreclosed
      property (B)                0.83          1.06          1.33
    Allowance for loan
     losses as a % of loans
     HFI                          1.21          1.28          1.30
    Allowance for loan
     losses to
     nonperforming loans          1.67  x       1.47 x        1.14 x
    Specific allowance for
     impaired loans            $15,001        $9,689       $12,222     22.7
    Loans past due 90 days
     or more (mortgage and
     consumer with interest
     accruing) (C)               2,374         3,960         5,634    (57.9)
    Net loan charge-offs:
     Three months ended          9,715         6,693         6,743     44.1
     Year to date               21,303        30,259        23,566
    Average loans held for
     investment:
     Three months ended      7,602,063     5,651,082     4,721,131
     Year to date            6,523,832     4,864,168     4,598,980
    Net loan charge-offs as
     a % of avg. loans HFI
     (annualized):
     Three months ended           0.51 %        0.47 %        0.57 %
     Year to date                 0.44          0.62          0.69

    CAPITAL RATIOS
    Tier 1 risk-based
     capital                     11.25         10.51          8.40
    Leverage ratio                7.52          7.49          6.01
    Tangible equity to
     tangible assets              5.92          6.05          4.58

    SHARE DATA
    Book value per common
     share                      $19.50        $16.59        $13.95     39.8 %
    Shares outstanding      70,894,247    59,064,375    47,073,578     50.6

    STOCK PERFORMANCE
    Market price per share
     of common stock            $28.20        $27.75        $25.03     12.7 %
    Indicated annual
     dividend                     0.60          0.60          0.56      7.1
    Dividend yield                2.13 %        2.16 %        2.24 %
    Price/book ratio              1.45 x        1.67 x        1.79 x
    Market capitalization   $1,999,218    $1,639,036    $1,178,252     69.7

    (A) Effective September 30, 2004, TSFG began placing residential mortgage loans in nonaccrual status when they become 150-days delinquent. Previously, these loans were not placed in nonaccrual status (unless impairment was evident), but any associated accrued interest was reserved. See (C) below.
    (B) Personal property repossessions totaled $1.0 million and $1.1 million, at December 31, 2003 and September 30, 2003, respectively, and were excluded from nonperforming assets.
    (C) TSFG's accrued interest reserve associated with these loans totaled $474,000 and $509,000 at December 31, 2003 and September 30, 2003,
        respectively.

SOURCE  The South Financial Group
    -0-                             10/19/2004
    /CONTACT: Marsha L. Smunt, Director of Investor Relations of The South Financial Group, +1-864-255-4919/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20000424/TSFGLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, 888-776-6555 or 212-782-2840 /
    /Web site:  http://www.thesouthgroup.com /
    (TSFG)

CO:  South Financial Group
ST:  South Carolina
IN:  FIN
SU:  ERN CCA MAV